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                                                                   Exhibit 10.75
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                                 HSBC BANK USA



                                      AND



                       THE NEW YORK MORTGAGE COMPANY LLC





                                 SWINGLINE NOTE







                         Dated as of December 15, 2003




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                                 SWINGLINE NOTE

$5,000,000.00                                            As of December 15, 2003

          FOR VALUE RECEIVED, the undersigned, THE NEW YORK MORTGAGE COMPANY LLC, a limited liability company organized under the laws of the State of New York, whose address is 1301 Avenue of the Americas, 7th Floor, New York, New York 10019 (the "Company"), promises to pay to the order of HSBC BANK USA, a banking corporation organized under the laws of the State of New York, whose address is c/o Mortgage Warehouse Lending Department, One HSBC Center, 27th Floor, Buffalo, New York 14203 ("HSBC") on or before June 30, 2004, or such earlier date as is provided for in the Credit Agreement as hereinafter defined ("Maturity Date"), in lawful money of the United States of America, the principal sum of FIVE MILLION DOLLARS ($5,000,000.00), or the aggregate unpaid principal amount of all advances by HSBC as Swingline Lender to the Company pursuant to the Credit and Security Agreement between HSBC, National City Bank of Kentucky, HSBC as Agent, HSBC as Swingline Lender, and National City Bank of Kentucky, as Documentation Agent, and the Company dated as of even date herewith (as such agreement may be amended, restated, supplemented or otherwise modified from time to time, the "Credit Agreement"), plus interest thereon from the date hereof, as follows:

          INTEREST: Interest shall accrue on the principal amount outstanding hereon at an annual rate equal to the rate determined by HSBC to be the average rate per annum offered on the London Interbank Offering Market for U.S. Dollar deposits in the amount of this Swingline Note or applicable portion thereof and for a term of 30 days ("LIBOR") plus 125 basis points (together, the "LIBOR-Based Rate"). The LIBOR-Based Rate shall be adjusted at the end of each calendar month to the rate equal to the LIBOR-Based Rate determined by reference to the then-current LIBOR. Accrued interest shall be paid monthly on the tenth business day of each month after the date hereof. Interest shall be calculated on the basis of 1/360 of the annual interest at the applicable rate on the outstanding principal balance for each day such balance is outstanding, thus increasing the effective rate of interest, and shall continue to accrue at such rate until the principal balance is paid in full, regardless of whether the principal has become due by reason of default or otherwise, except as otherwise provided herein.

          MAXIMUM RATE OF INTEREST: It is intended that the rate of interest hereon shall never exceed the maximum rate, if any, which may be legally charged on the loan evidenced by this Swingline Note ("Maximum Rate"), and if the provisions for interest contained in this Swingline Note would result in a rate higher than the Maximum Rate, interest shall nevertheless be limited to the Maximum Rate and any amounts which may be paid toward interest in excess of the Maximum Rate shall be applied to the reduction of principal, or, at the option of HSBC, returned to the Company.

          DUE DATE: All indebtedness evidenced hereby not paid before the Maturity Date shall be due and payable on the Maturity Date.
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      PLACE OF PAYMENT: All payments hereon shall be made, and all notices to
HSBC required or authorized hereby shall be given, as set forth in the Credit Agreement.

      PAYMENT AND EXPENSES OF COLLECTION: All amounts payable hereunder are payable in lawful money of the United States. Payments received by HSBC after 2:00 p.m. HSBC's local time shall be deemed to be received on the next following business day. Notwithstanding the foregoing, a payment will not be deemed to have been received unless by 2:00 p.m. HSBC's local time HSBC shall have received a completed "Repayment Schedule" on HSBC's form, listing the Qualifying Mortgages (as defined in the Credit Agreement) to which the payment pertains. The Company agrees to pay all costs of collection when incurred, including, without limiting the generality of the foregoing, reasonable attorneys' fees through appellate proceedings, and to perform and comply with each of the covenants, conditions, provisions and agreements contained in every instrument now evidencing or securing said indebtedness. If any suit or action be instituted to enforce this Swingline Note, the Company promises to pay, in addition to the cost and disbursements otherwise allowed by law, such sum as the court may adjudge reasonable attorneys' fees in such suit or action.

     COLLECTION PERIODS: Any check, draft, money order or other instrument given in payment of all or any portion hereof may be accepted by HSBC and handled in collection in the customary manner, but the same shall not constitute payment hereunder or diminish any rights of HSBC except to the extent that actual cash proceeds of such instrument are unconditionally received by HSBC; provided, however, that this Swingline Note shall not be in default as the result of normal collection periods on such instruments.

      LATE PAYMENT CHARGE: The Company promises to pay to HSBC promptly upon the accrual thereof a late payment charge of 6% of the amount of any installment payment not paid within ten days of receipt by the Company of the bill for such payment.

      INTEREST AFTER NONPAYMENT: If the principal of this Swingline Note is not paid when due, whether by acceleration or otherwise, all unpaid amounts shall bear interest following said nonpayment at the rate of 5% per annum above the otherwise applicable interest rate.

      DEFAULTS: Upon the happening of an Event of Default (as defined in the Credit Agreement), HSBC shall have all rights and remedies set forth in the Credit Agreement.

      The failure to exercise any of the rights and remedies set forth in the Credit Agreement shall not constitute a waiver of the right to exercise the same or any other option at any subsequent time in respect of the same event or any other event. The acceptance by HSBC of any payment hereunder which is less than payment in full of all amounts due and payable at the time of such payment shall not constitute a waiver of the right to exercise any of the


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foregoing rights and remedies at that time or at any subsequent time or nullify any prior exercise of any such rights and remedies without the express consent of HSBC, except as and to the extent otherwise provided by law.

      WAIVERS: The Company, and any indorsers or guarantors hereof, severally waive diligence, presentment, protest and demand and also notice of protest, demand, dishonor and nonpayment of this Swingline Note, and expressly agree that this Swingline Note, or any payment hereunder, may be extended from time to time, and consent to the acceptance of further collateral, the release of any collateral for this Swingline Note, the release of any party primarily or secondarily liable hereon, and that it will not be necessary for HSBC, in order to enforce payment of this Swingline Note, to first institute or exhaust HSBC's remedies against the Company or any other party liable hereon or against any collateral for this Swingline Note. None of the foregoing shall affect the liability of the Company and any indorsers or guarantors hereof. No extension of time for the payment of this Swingline Note, or any installment hereof, made by agreement by HSBC with any person now or hereafter liable for the payment of this Swingline Note, shall affect the liability under this Swingline Note of the Company, even if the Company is not a party to such agreement; provided, however, HSBC and the Company, by written agreement between them may affect the liability of the Company.

      TERMINOLOGY: If more than one party joins in the execution of this Swingline Note, the covenants and agreements herein contained shall be the joint and several obligation of each and all of them and of their respective heirs, executors, administrators, successor and assigns, and relative words herein shall be read as if written in the plural when appropriate. Any reference herein to HSBC shall be deemed to include and apply to every subsequent holder of this Swingline Note. Words of masculine or neuter import shall be read as if written in the neuter or masculine or feminine when appropriate.

      CREDIT AGREEMENT: Reference is made to the Credit Agreement for provisions as to mandatory principal repayments, collateral and acceleration.

      APPLICABLE LAW: This Swingline Note shall be governed by and construed under the laws of the State of New York, whose laws the Company expressly elects to apply to this Swingline Note. The Company agrees that any action or proceeding brought to enforce or arising out of this Swingline Note may be commenced in the New York Supreme Court for the County of Erie, or in the District Court of the United States for the Western District of New York, and the Company waives personal service of process and agrees that a summons and complaint commencing an action or proceeding in any such court shall be properly served and shall confer personal jurisdiction if served by registered by mail to the Company, or as otherwise provided by the laws of the State of New York or the United States.

      WAIVER OF TRIAL BY JURY: The Company hereby knowingly, voluntarily, unconditionally and irrevocably waives the right to a trial by jury in every jurisdiction in any
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action, proceeding or counterclaim brought by or against the Company, its successors or assigns, in respect of any matter arising out of this Swingline Note or any document given in connection with or to secure this Swingline Note, including without limitation any exercise of rights under this Swingline Note or any such document, any attempt to cancel, void, or rescind this Swingline Note or any such document, and any course of conduct or course of dealing in connection therewith.

                                       THE NEW YORK MORTGAGE COMPANY LLC

                                       By: /s/ Steven Schnall
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                                                Steven Schnall, Member